Exhibit (h)(4)(iv)

June 30, 2023

Natixis Funds Trust I

Natixis Funds Trust II

Natixis Funds Trust IV

Gateway Trust

Loomis Sayles Funds I

Loomis Sayles Funds II

888 Boylston Street

Boston, MA 02199

Re: Reimbursement of Class N Transfer Agency Fees

Ladies and Gentlemen:

Natixis Advisors, LLC notifies you that it will reimburse the Class N shares of the following Funds for any and all transfer agency expenses attributable to omnibus accounts admitted to Class N via a prospectus provision that allows Natixis Distribution, LLC, at its sole discretion, to waive the investment minimum for such accounts.

Fund Name	Time Period
AEW Global Focused Real Estate Fund	June 8, 2023 – May 31, 2025
Gateway Fund	June 8, 2023 – April 30, 2025
Gateway Equity Call Premium Fund	June 8, 2023 – April 30, 2025
Loomis Sayles Bond Fund	June 8, 2023 – April 30, 2025
Loomis Sayles Core Plus Bond Fund	June 8, 2023 – January 31, 2025
Loomis Sayles Credit Income Fund	June 8, 2023 – January 31, 2025
Loomis Sayles Global Allocation Fund	June 8, 2023 – January 31, 2025
Loomis Sayles Global Bond Fund	June 8, 2023 – January 31, 2025
Loomis Sayles Global Growth Fund	June 8, 2023 – March 31, 2025
Loomis Sayles Growth Fund	June 8, 2023 – January 31, 2025
Loomis Sayles High Income Fund	June 8, 2023 – April 30, 2025
Loomis Sayles Inflation Protected Securities Fund	June 8, 2023 – January 31, 2025
Loomis Sayles Intermediate Duration Bond Fund	June 8, 2023 – January 31, 2025
Loomis Sayles International Growth Fund	June 8, 2023 – April 30, 2025
Loomis Sayles Investment Grade Bond Fund	June 8, 2023 – April 30, 2025
Loomis Sayles Limited Term Government and Agency Fund	June 8, 2023 – January 31, 2025
Loomis Sayles Senior Floating Rate and Fixed Income Fund	June 8, 2023 – March 31, 2025
Loomis Sayles Small Cap Growth Fund	June 8, 2023 – January 31, 2025
Loomis Sayles Small Cap Value Fund	June 8, 2023 – January 31, 2025
Loomis Sayles Small/Mid Cap Growth Fund	June 8, 2023 – January 31, 2025
Loomis Sayles Strategic Alpha Fund	June 8, 2023 – April 30, 2025
Loomis Sayles Strategic Income Fund	June 8, 2023 – April 30, 2025
Mirova Global Green Bond Fund	June 8, 2023 – April 30, 2025
Mirova Global Sustainable Equity Fund	June 8, 2023 – April 30, 2025
Mirova International Sustainable Equity Fund	June 8, 2023 – April 30, 2025
Mirova U.S. Sustainable Equity Fund	June 8, 2023 – April 30, 2025
Natixis Oakmark Fund	June 8, 2023 – April 30, 2025
Natixis Oakmark International Fund	June 8, 2023 – April 30, 2025
Natixis Sustainable Future 2015 Fund®	June 8, 2023 – May 31, 2025

Fund Name	Time Period
Natixis Sustainable Future 2020 Fund®	June 8, 2023 – May 31, 2025
Natixis Sustainable Future 2025 Fund®	June 8, 2023 – May 31, 2025
Natixis Sustainable Future 2030 Fund®	June 8, 2023 – May 31, 2025
Natixis Sustainable Future 2035 Fund®	June 8, 2023 – May 31, 2025
Natixis Sustainable Future 2040 Fund®	June 8, 2023 – May 31, 2025
Natixis Sustainable Future 2045 Fund®	June 8, 2023 – May 31, 2025
Natixis Sustainable Future 2050 Fund®	June 8, 2023 – May 31, 2025
Natixis Sustainable Future 2055 Fund®	June 8, 2023 – May 31, 2025
Natixis Sustainable Future 2060 Fund®	June 8, 2023 – May 31, 2025
Natixis Sustainable Future 2065 Fund®	June 8, 2023 – May 31, 2025
Natixis U.S. Equity Opportunities Fund	June 8, 2023 – April 30, 2025
Vaughan Nelson Mid Cap Fund	June 8, 2023 – April 30, 2025
Vaughan Nelson Select Fund	June 8, 2023 – March 31, 2025
Vaughan Nelson Small Cap Value Fund	June 8, 2023 – April 30, 2025

During the period covered by this agreement, the expense reimbursement arrangement set forth above for each of the Funds may only be modified by a majority vote of the “non-interested” Trustees of the Trust affected

We understand and intend that you will rely on this undertaking in preparing and filing the Registration Statements on Form N-1A for the Funds with the Securities and Exchange Commission, in accruing the Funds’ expenses for purposes of calculating each Fund’s net asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and expressly permit you to do so.

Natixis Advisors, LLC

By:	/s/ Susan McWhan Tobin
Name:	Susan McWhan Tobin
Title:	Executive Vice President, General Counsel and Secretary